EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is hereby entered into this 14th day of December, 2001 by and between a Company to be formed bearing a likeness to the name, NYCLE Acquisition Corp., (the "Purchaser") and EVOLVE ONE, INC., a Delaware corporation (the "Company").

         WHEREAS, the Company is the owner of substantially all of the outstanding capital stock of TheBroadcastWeb.com, Inc., a Maine corporation ("TheBroadcastWeb"); and

         WHEREAS, the Company desires to sell and the Purchaser desires to acquire the capital stock interest of the Company in TheBroadcastWeb;

         NOW, THEREFORE, in exchange for the mutual covenants and obligations contained herein, the parties hereto agree as follows

1. The Company hereby sells, assigns and transfers to the Purchaser all of its shares of the Common Stock of TheBroadcastWeb, representing 1,350 shares of the total 1,500 shares of Common Stock of TheBroadcastWeb outstanding.

2. In consideration for the purchase of TheBroadcastWeb shares owned by the Company, the Purchaser agrees to provide to the Company certain advertising time, (valued at $100,000 for accounting purposes), for the benefit of the Company consisting of two ad spots per hour, per format and for a period of two years from the date of this Agreement. If for any reason the Purchaser or any of its affiliates shall cease to conduct the operations of TheBroadcastWeb during the two-year term, then the commitment to provide such advertising shall terminate at such time as such operations are closed down or become inoperative. If for any reason the operations or the stock of TheBroadcastWeb are sold or transferred to any other party not affiliated with the Purchaser, the commitment provided herein shall continue in full force and effect.

3. The Purchaser acknowledges that it is generally familiar with the operations of TheBroadcastWeb and has been provided with the opportunity to undertake satisfactory due diligence procedures relevant to TheBroadcastWeb.

4. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the parties and successors and assigns. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Delaware.

5. The Purchaser shall not be liable for the inter-company payable due to International Internet for the sum of $201,391.19 that includes all stockholder loans. The Purchaser shall not be liable for any/all outstanding debt federal, state and local taxes. The Purchaser shall not be liable for any and all payroll obligations prior to December 15, 2001. The Purchaser acknowledges there are vendor payables that will become the responsibility of the Purchaser.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                        AUTHORIZED OFFICER  (PURCHASER)

                                        By: /s/ John K. Johnson
                                           --------------------
                                        Name: John K. Johnson
                                             ------------------
                                        Title: President, NYCLE, Inc.
                                              -----------------------


                                        EVOLVE ONE, INC.

                                        By: /s/ Gary Schultheis
                                           --------------------
                                        Name: Gary Schultheis
                                             ------------------
                                        Title: President / CEO
                                              -----------------



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